SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 25, 2016
AARON’S, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (678) 402-3000

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 25, 2016, the Board of Directors (the “Board”) of Aaron’s, Inc. (the “Company”) appointed Douglas C. Curling to the Board. Mr. Curling will serve as a director of the Company until the Company’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”) and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Since March 2010, Mr. Curling has been the managing principal of New Kent Capital LLC, a family-run investment business, and New Kent Consulting LLC, a privacy and M&A consulting business. From 1997 until September 2008, Mr. Curling held various executive positions at ChoicePoint Inc. (“ChoicePoint”), a provider of identification and credential verification services that was sold to Reed Elsevier in 2008, including serving as President from April 2002 to September 2008, as Chief Operating Officer from 1999 to September 2008 and as Executive Vice President, Chief Financial Officer and Treasurer from 1997 to May 1999. Mr. Curling also served as a director of ChoicePoint from May 2000 to September 2008. Mr. Curling currently serves on the board of directors of CoreLogic, a New York Stock Exchange listed company providing global property information, analytics and data-enabled services to financial services organizations and real estate professionals.
Mr. Curling will serve as a member of the nominating and corporate governance committee and the audit committee of the Board, and will receive the standard compensation paid by the Company to non-employee directors for their service on the Board consisting of a $75,000 cash retainer and grant of $100,000 of restricted stock vesting one-year following the date of grant. In connection with his service on the Board, Mr. Curling will also enter into an Indemnification Agreement with the Company, a form of which was previously filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 14, 2014, the terms of which are incorporated herein by reference.
On January 27, 2016, as mandated by the Company’s Corporate Governance Guidelines for directors 80 years of age or older, Leo Benatar, a director of the Company, notified the Company of his resignation from the Board, effective as of the Annual Meeting. Mr. Benatar’s resignation did not result from any disagreement with the Company on any matter.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

As previously reported, on January 19, 2016, the Company announced certain changes to its senior leadership team and organizational structure. On January 25, 2016, the Board approved and adopted Amended and Restated Bylaws of the Company (the “Bylaws”) to make certain technical amendments to the Bylaws, including to eliminate the delineation of certain officer roles and responsibilities in light of the Company’s organizational changes. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Date: January 29, 2016		Executive Vice President,
Chief Financial Officer